Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Owens & Minor, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $2.00 par value per share	Other(2)	2,150,000(3)	20.88(2)	$44,892,000	$0.00014760	$6,626.06
Total Offering Amounts					$44,892,000		$6,626.06
Total Fee Offsets							N/A
Net Fee Due							$6,626.06

in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 3, 2024.

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Registrant’s common stock, $2.00 par value per share (the “Common Stock”), that become issuable under the Owens & Minor, Inc. 2023 Omnibus Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 3, 2024.

(3)

Represents shares of Common Stock, which are issuable pursuant to the Plan, which shares consist of shares of Common Stock reserved and available for delivery with respect to awards under the Plan and additional shares of Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the terms and conditions of the Plan.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A		N/A						N/A